UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported): December 28, 1999

                      Restaurant Teams International, Inc.
             (Exact name of registrant as specified in its charter)


  State of Texas                      001-13559                  75-2337102
(State of incorporation)        (Commission File No.)          (IRS Employer
                                                             Identification No.)


                          911 N.W. Loop 281, Suite 111
                              Longview, Texas 75604
               (Address of principal executive offices) (Zip code)

                                    No change
             (Former name of address, if changed since last report).










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Item 5.  Other events

     Restaurant Teams International, Inc. issued the following press release on December 28, 1999.

Restaurant Teams International, Inc. and Debenture Holders reach settlement

Longview, Texas - Restaurant Teams International, Inc. ("RTIN") Announced today that it has reached an agreement with Thomson Kernaghan, Canadian Advantage, Sovereign Partners, Dominion Capital, Stephen Hicks, and Mark Valentine (the "Debenture Parties"), to settle the litigation between the parties. The company is delighted to return to the business of operating a restaurant holding company and pursuing acquisitions.

The company announced that after performing due diligence and conducting extensive discovery, management has determined that there was, and is, no basis in fact for the statements made by RTIN and it's officers, directors, and other representatives alleging wrongdoing by the Debenture Parties. There was no actionable conduct or any wrongdoing by the Debenture Parties vis a vis RTIN or its shareholders. In recognition and acknowledgement of this fact and RTIN's undisputed financial obligation to Sovereign Partners, Dominion Capital, and Canadian Advantage, the holders of RTIN debentures, RTIN has reached a settlement in principal with the Debenture Parties. If RTIN honors it's obligations under the settlement and debenture, the settlement will fully and finally resolve the debenture holders' claims asserting that RTIN defaulted on its obligations arising from RTIN debentures held by them and RTIN's claims of wrongdoing by the Debenture Parties. The settlement stays other litigation filed against RTIN, including, the defamation action, pending the repayment of all the principle and interest due under the debentures and a portion of the penalties accrued thereunder. RTIN's Board of Directors have determined that the settlement is mutually beneficial both to RTIN and its shareholders.

Curtis A. Swanson, Chief Financial Officer of RTIN commented that, "Restaurant Teams deeply regrets any harm caused to the Debenture Parties as a result of our allegations of wrongdoing." Mr. Swanson added, "We are all relieved to put this matter behind us so that we can move forward and implement our business plan."

A spokesman for the Debenture Parties, stated "We are pleased to put this matter behind us and look forward to working with RTIN in the future so that they can effectively move forward with their business plans."

This press release may contain forward-looking statements, which are generally preceded by words such as "believes", "expects", "anticipates", or "intends". Such statements are subject to risks and uncertainties, including but not limited to competitive conditions, real estate zoning and permitting complications, government regulations, and general conditions in the restaurant market.






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                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Restaurant Teams International, Inc.


Date: December 28, 1999                     By: /s/ Stanley L. Swanson
                                                    ------------------
                                                    Stanley L. Swanson
                                                    Chief Executive Officer
                                                    (Signature)





Date: December 28, 1999                     By: /s/ Curtis A. Swanson
                                                    -----------------
                                                    Curtis A. Swanson
                                                    Chief Financial Officer
                                                    (Signature)